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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 12, 2002
Date of Report (Date of earliest event reported)

NEORX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	0-16614 (Commission File No.)	91-1261311 (IRS Employer Identification No.)
300 Elliott Avenue West, Suite 500, Seattle, WA (Address of principal executive offices)		98119 (Zip Code)

(206) 281-7001
(Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

        On November 12, 2002, NeoRx Corporation (NASDAQ:NERX) entered into an agreement with IDEC Pharmaceuticals Corporation relating to the sale to IDEC of certain NeoRx intellectual property and the grant to IDEC of certain license and option rights. NeoRx received $7.9 million in cash and may receive in the future royalty payments with respect to certain products. The purchase price was determined by arms length negotiations.

        The intellectual property addressed by this agreement includes a portfolio of NeoRx US and international patents and certain associated technology and know-how relating to antibody-based therapeutics and ligand-linker technology. The intellectual property rights being transferred to IDEC do not include rights to NeoRx's STR or Pretarget® programs. With respect to the patents involved in the sale, NeoRx retains a license for the development of certain NeoRx products.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.

2.1	Purchase Agreement between NeoRx Corporation and IDEC Pharmaceuticals Corporation dated as of November 12, 2002.(1)
99.1	Press release issued November 12, 2002, announcing the completion of the sale transaction by NeoRx Corporation.

(1)
Certain portions of this agreement have been omitted pursuant to a request for confidential treatment.

1

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEORX CORPORATION
Dated: November 27, 2002	By	/s/ MELINDA KILE Melinda Kile Vice President, Finance

2

EXHIBIT INDEX

Exhibit
2.1	Purchase Agreement between NeoRx Corporation and IDEC Pharmaceuticals Corporation dated as of November 12, 2002.(1)
99.1	Press release issued November 12, 2002, announcing the completion of the sale transaction by NeoRx Corporation.

(1)
Certain portions of this agreement have been omitted pursuant to a request for confidential treatment.

1

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  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
EXHIBIT INDEX